CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use in the Registration Statement of Western Country Clubs, Inc. on Form SB-2 of the following: (1) our report dated February 26, 1996 relating to the consolidated balance sheet of Western Country Clubs, Inc. and Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, (2) our report dated October 12, 1996 relating to the balance sheet of In Cahoots, Limited Partnership as of December 31, 1994 and 1995 and the related statements of income, partners' capital and cash flows for the years then ended and (3) our report dated December 4, 1996, except for the third paragraph of Note 3 as to which the date is December 16, 1996, relating to the balance sheet of Entertainment Wichita, Inc. as of December 31, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Denver, Colorado                                      CAUSEY DEMGEN & MOORE INC.
May 20, 1997